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                                                                    EXHIBIT 99.2


                     Resolutions Regarding Special Committee
 (Adopted by Board of Directors of Krispy Kreme Doughnuts, Inc. (the "Company")
                           Effective October 4, 2004)


1.       RESOLVED, that pursuant to Article V of the Company's By-Laws and
         Section 55-8-25 of the General Statutes of North Carolina, the Board of Directors hereby creates a committee of the Board of Directors named the "Special Committee";

2. RESOLVED, that Lizanne Thomas and Michael H. Sutton be, and hereby are, appointed as the members of the Special Committee, each to serve as a co-chair of the Special Committee;

3. RESOLVED, that the Board of Directors hereby delegates to the Special Committee, in its sole discretion, the full and complete authority and power to conduct an independent review and investigation of (i) any and all issues that have been or may be raised in connection with the current inquiry by the United States Securities and Exchange Commission, (ii) any and all issues that have been or may be raised by the Company's independent auditors concerning the Company's financial statements, internal controls over financial reporting, transactions or other matters, (iii) the claims asserted by the plaintiffs in the action captioned William Douglas Wright and Judy Woodall v. Krispy Kreme Doughnuts, Inc., et al., pending in the United States District Court for the Middle District of North Carolina (File No. 1:04CV00832), and any additional matters as to which any shareholder or "whistleblower" may complain during the course of the Special Committee's activities authorized by these resolutions, and (iv) any other issues deemed necessary or appropriate by the Special Committee in furtherance of its review and investigation conducted with respect to the items enumerated above or as may be raised by any other regulatory or self-regulatory body;

4. RESOLVED, with respect to the matters investigated by the Special Committee pursuant to the foregoing resolution, that the Board of Directors delegates to the Special Committee, in its sole discretion, the full and complete authority and power to determine the appropriate actions to be taken on behalf of and in the name of the Company and to initiate, supervise, and conduct to conclusion any lawful action which the Special Committee may, in the exercise of its independent judgment, deem to be in the best interest of the Company, including litigation or other action against any director, officer or employee of the Company or other party based upon the Special Committee's determination that such party improperly acted or failed to act with respect to the matters investigated by the Special Committee;

5. RESOLVED, that the Special Committee, in the performance of the duties delegated to it by these resolutions, shall at all times be guided, in the exercise of its independent judgment and fiduciary obligation, by the consideration of the best interest of the Company;

6. RESOLVED, that the Special Committee is charged with reaching its own independent determinations and conclusions regarding its review and investigations and, accordingly, shall not be bound by any determinations or conclusions reached by any officers of the Company, the Board of Directors or any other committee thereof regarding such matters;

7. RESOLVED, that to the extent any conflict exists between the decisions or actions of the Special Committee and those of any other committee of the Board of Directors, the decisions and actions of the Special Committee shall prevail and be regarded as the decisions and actions of the Board of Directors;

8. RESOLVED, that the Special Committee, in the performance of the duties delegated to it by these resolutions, shall have and may exercise, at its election and in its sole discretion, all the authority

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         of the Board of Directors; and the determinations of the Special
         Committee in the exercise of such duties shall be regarded as the decision of the Board;

9. RESOLVED, that, from time to time, in its sole discretion, the Special Committee may make such report to the Board of Directors, for informational purposes only, regarding its activities under these resolutions as the Special Committee deems necessary or advisable;

10. RESOLVED, that the Special Committee be, and hereby is, authorized to retain, on terms established by it in its sole discretion, such outside counsel, forensic accountants and other advisors, at the Company's expense, as the Special Committee may deem necessary or appropriate in its sole discretion to perform its responsibilities; and that the Special Committee is hereby authorized on behalf of the Company and in its name, to execute and deliver engagement letters with such advisors;

11. RESOLVED, that the Company shall pay the fees and expenses incurred by the Special Committee in performing its responsibilities, including the fees and expenses of the Special Committee's outside counsel, forensic accountants and other advisors;

12. RESOLVED, that the other directors and all officers and employees of the Company and the Company's independent auditors, the Company's outside counsel and the Company's other advisors be, and each individually hereby is, authorized and directed to cooperate fully with the Special Committee and its advisors, including (i) to make themselves available, upon request, to the members of the Special Committee or its advisors for any and all interviews or inquiries and
         (ii) to make available to the members of the Special Committee or its advisors, upon request, any and all documents, work product and other materials and information prepared or collected by officers or employees of the Company, the Board of Directors or any committee thereof or their respective advisors;

13. RESOLVED, that the Special Committee and the appropriate officers of the Company be, and hereby are, authorized and directed to take all such actions and to perform any and all acts (including the execution, filing and delivery of any and all instruments and documents and any public disclosure or disclosure to regulators) which the Special Committee may deem necessary or appropriate to effectuate the purposes and intent of the foregoing resolutions;

14. RESOLVED, that the members of the Special Committee shall each receive $5,000 annually during their service as Committee co-chairs; and during their service on the Board of Directors, each shall be compensated in the same amounts and manner and at the same time as the other Directors, including reimbursement for reasonable expenses, except that the stock option (or any other non-cash) portion of such Special Committee members' Director compensation shall be paid in cash while serving on the Special Committee with the stock option portion for the first year of service calculated at approximately $54,000 based upon the advice of the outside consultant to the Compensation Committee of the Board of Directors;

15. RESOLVED, that the Company shall indemnify each member of the Special Committee and advance all fees and expenses to the fullest extent permitted by the laws of the State of North Carolina against claims arising out of the performance of such member's duties as a member of the Special Committee, including the conduct of its independent review and investigations, or the performance of such member's other duties as a director of the Company;

16. RESOLVED, that the Company be, and hereby is, authorized to enter into and perform an Indemnification Agreement (substantially similar to the form included with these resolutions) with each member of the Special Committee; and

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17.      RESOLVED, that all actions heretofore taken by any officer, employee, agent or director of the Company in furtherance of the purposes and intent of the foregoing resolutions be, and they hereby are, ratified and approved in all respects.